                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                                MacDermid, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

               ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

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        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

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

                                   MACDERMID

                                 INCORPORATED
                              245 FREIGHT STREET
                           WATERBURY, CT 06702-0671

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD DECEMBER 1, 1997

  A Special Meeting of Shareholders of MacDermid, Incorporated ("MacDermid") will be held at MacDermid, Incorporated, 245 Freight Street, Waterbury, CT 06702 on Monday, December 1, 1997 at 11:00 A.M. EDT, for the following purpos-es:

  1. To consider and act upon a proposal to amend MacDermid's Restated Certif-icate of Incorporation to increase the authorized number of shares of MacDermid's common stock from 20 million to 75 million;

  2. To consider and act upon a proposal to amend MacDermid's Restated Certif-icate of Incorporation to provide for written shareholder action by less than unanimous consent pursuant to the provisions of Section 33-698 of the Connect-icut Business Corporation Act; and

  3. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on October 22, 1997 as the record date for the determination of shareholders who will be entitled to notice of and to vote at the meeting.

  You are requested to promptly vote, date and sign the enclosed proxy and re-turn it in the enclosed postage-paid envelope at your earliest convenience prior to the meeting. Because it is impractical to eliminate duplication, sep-arate proxies are mailed to persons whose names are shown in more than one way on MacDermid's stock records. Therefore, you may receive more than one proxy. Please vote, date, sign and return all proxies received.

  If you are an employee participating in MacDermid's Employees Profit Sharing or Employee Stock Ownership Plans, you will receive separate instructions cov-ering shares held for your account in such plan or plans.

  Your proxy vote is very important. Prompt return of all your proxies will minimize proxy solicitation expense, assure a quorum and avoid confusion and delay at the meeting.

By Order of the Board of Directors,

    JOHN L. CORDANI
    Corporate Secretary


Waterbury, Connecticut
October 27, 1997



(IN ORDER TO AVOID UNNECESSARY EXPENSE), we urge you to indicate voting in-structions on the enclosed proxy and date, sign and return it promptly PRIOR to the meeting in the envelope provided, no matter how large or small your holdings may be.

                            PROXY STATEMENT GENERAL

  The accompanying proxy is being solicited by the Board of Directors of MacDermid, Incorporated ("MacDermid") for use at a Special Meeting of Shareholders of MacDermid and at any and all adjournments thereof (the "Meeting") to be held, pursuant to the accompanying Notice of Special Meeting of Shareholders, at MacDermid, Incorporated, 245 Freight Street, Waterbury, CT 06702 on Monday, December 1, 1997 at 11:00 A.M., EDT.

  Each holder of MacDermid's common stock (the "Common Stock") is entitled to one vote per share on each matter to be brought before the Meeting. Valid proxies will be voted as specified thereon at the Meeting. Any shareholder giving a proxy in the accompanying form (a "Proxy") retains the power to revoke it at any time prior to the exercise of the powers conferred thereby by
(1) delivering written notice of such revocation to John L. Cordani, Corporate Secretary, MacDermid, Incorporated, 245 Freight Street, Waterbury, Connecticut 06702-0671; (2) delivering to the Corporate Secretary a duly executed Proxy or other proxy form bearing a date subsequent to the date on the given Proxy; or
(3) appearing at the Meeting and requesting to vote his or her shares in person. Any shareholder who attends the Meeting in person will not be deemed thereby to revoke the Proxy unless such shareholder affirmatively indicates at the Meeting his or her intention to vote the shares in person.

  Unless a shareholder provides contrary instructions on a Proxy, all shares represented by the Proxy (if not revoked before such shares are voted) will be voted for approval of the proposed amendments to the Company's Restated Certificate of Incorporation (the "Charter"), and by the persons granted the proxies in their discretion on any other business properly to come before the Meeting.

  MacDermid has retained D.F. King & Co., Inc. of New York, New York ("King") to assist with the solicitation of Proxies and the mailing and distribution of proxy material. The anticipated cost of King's services, including reimbursement for expenses, is approximately [$8,500]. MacDermid will bear the cost of the solicitation of Proxies, which may include the reasonable expenses of brokerage firms and others for forwarding Proxies and proxy material to the beneficial owners of Common Stock. In addition to the use of the mails, Proxies may be solicited by King and by regular employees of MacDermid personally or by telephone or telegram. Votes will be counted by employees of Harris Trust Company of New York, New York, MacDermid's transfer agent. MacDermid currently anticipates that Mr. John L. Cordani and Ms. Sharon
J. Stone, employees of MacDermid, will be the Inspectors of Election who will certify the votes at the Meeting.

  Only holders of Common Stock of record at the close of business on October 22, 1997 are entitled to notice of and to vote at the Meeting. On that date
there were     shares of Common Stock outstanding and entitled to be voted.
Holders of a majority of such outstanding shares, present in person or represented by proxy, will be necessary to constitute a quorum at the Meeting. If a quorum is present, the affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting will be necessary for the approval of the items proposed and set forth herein. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Abstentions are counted in determining the shares represented at the Meeting with respect to each proposal presented to shareholders, but broker non-votes are not counted for such purpose.

  Any shares held for the account of a shareholder who participates in the MacDermid Dividend Reinvestment Plan will be voted automatically with the shareholder's other shares of Common Stock as directed by the shareholder on the enclosed Proxy.

  The approximate date on which this Proxy Statement and the accompanying Proxy are first sent to shareholders is October 27, 1997.

                     EVERY SHAREHOLDER'S VOTE IS IMPORTANT
  PLEASE COMPLETE, SIGN AND RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE.

                                      (1)

                   DESCRIPTION OF CAPITAL STOCK OF MACDERMID

                           AUTHORIZED CAPITAL STOCK

  MacDermid has an authorized capital structure consisting of 20 million shares of Common Stock no par value and 2 million shares of preferred stock no par value (the "Preferred Stock"). At the close of business on October 22,
1997     shares of Common Stock were issued and outstanding and no shares of
Preferred Stock were issued and outstanding.

                                 COMMON STOCK

  Subject to provisions of law and the preferences of any series of Preferred Stock outstanding, holders of Common Stock are entitled to receive dividends at such times and in such amounts as may be declared from time to time by the Board of Directors out of funds legally available therefor. Holders of Common Stock are entitled to one vote for each share held on every matter submitted to a vote of the shareholders. Except as otherwise provided by law or by the Charter or by resolutions of the Board of Directors providing for the issue of any series of Preferred Stock, the holders of Common Stock have sole voting power.

                                PREFERRED STOCK

  The Board of Directors is authorized without shareholder consent to issue the Preferred Stock from time to time in one or more series and to determine the provisions applicable to each series including the number of shares, dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions) redemption price or prices and liquidation preferences.

                                      (2)

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                               AND OF MANAGEMENT

  The following table sets forth information as of September 30, 1997 unless otherwise noted, with respect to ownership of Common Stock by any person known to MacDermid to be a beneficial owner of more than 5% of its Common Stock, by MacDermid's five most highly compensated officers and by all directors and officers of MacDermid as a group. Unless otherwise noted, each person has sole voting and disposition power with respect to such person's shares. The total of shares of Common Stock beneficially owned by the officers includes the right to acquire ownership through exercise of stock options.

                                                    NUMBER OF
                                                      SHARES
                                                   BENEFICIALLY         PERCENT
BENEFICIAL OWNER                                      OWNED             OF CLASS
----------------                                   ------------         --------
FIVE PERCENT BENEFICIAL OWNERS
  Harold Leever...................................    579,229(1)             %
  366 Guilds Hollow Road
  Bethlehem, Connecticut 06751
  MacDermid Employees Profit Sharing, Pension and   1,884,203(2)             %
  Stock Ownership Plans...........................
  245 Freight Street
  Waterbury, Connecticut 06702
  Thomas W. Smith and Prescott Investors..........    635,003(3)             %
  323 Railroad Avenue
  Greenwich, Connecticut 06830
  Bank of Boston Corporation......................    704,142(4)             %
  100 Federal Street
  Boston, Massachusetts 02110
  Vanguard/Primecap Fund, Inc.....................    567,000(5)             %
  P.O. Box 2600
  Valley Forge, PA 19482
  Daniel H. Leever................................    803,423(6)             %
  133 Railtree Hill Road
  Woodbury, CT 06798
  Thomas M. Leever................................    478,208(7)             %
  R.R. Box 230
  Perkinsville, VT 05151

NAMED EXECUTIVE OFFICERS

  Daniel H. Leever................................    803,423(6)(8)(9)       %
  Arthur J. LoVetere, Jr..........................     59,873(8)(9)          *
  Michael A. Pfaff................................     93,695(8)(9)          %
  Patricia I. Janssen.............................     20,350(8)(9)          *
  Gregory Bolingbroke.............................     11,443(8)(9)          %
  All Directors and Officers as a group (15 per-
   sons)..........................................  2,050,268(8)(9)          *

--------
 *Less than 1% of shares outstanding
(1) Includes 65,700 shares owned by his wife, Ruth Ann Leever, as to all of which shares Mr. Leever disclaims any beneficial interest, and 16,797 shares held by MacDermid's Profit Sharing and Employee Stock Ownership Plans. Mr. Leever has sole voting power with respect to 497,032 shares. The Bank of Boston Connecticut, Mr. Daniel Leever and Mr. Thomas Leever as co-trustees of certain trusts, may have or succeed to the rights to vote 406,620 shares. A portion of the information for Mr. Leever was obtained from

                                      (3)
    his amended Schedule 13G dated January 29, 1997. MacDermid has entered into an agreement with Mr. Leever that up to the greater of $522,988 or the then face amount of a life insurance policy held by MacDermid on Mr. Leever's life will be used to purchase a portion of his MacDermid shares upon his death. The total purchases to be made are not to exceed the total of the state and federal estate taxes and funeral and administration expenses of Mr. Leever's estate. The price per share of such purchase is to be the market price at the time of death.
(2) 1,683,002 shares in the MacDermid Employees Profit Sharing Plan and in the MacDermid, Incorporated Employee Stock Ownership Plan and 70,116 shares in the MacDermid Imaging Technology, Inc. Profit Sharing and Employee Stock Ownership Plans are beneficially owned by the Trustee of the plans, Fleet Bank, One Federal Street, Boston, MA 02211, and 131,085 shares in the MacDermid, Incorporated Employees Pension Plan are beneficially owned by the Trustee of the plan, Investors Bank & Trust Company, 24 Federal
    Street, Boston, MA 02110. Under the terms of the Profit Sharing Plan and the ESOP, participants have the right to vote the shares credited to their accounts; however, the Trustee may, in its discretion, vote any shares (including unallocated shares) not voted by the participants. The Trustee of the Pension Plan may vote all the MacDermid shares beneficially owned thereunder.
(3) Includes 603,036 shares held by partnerships in which Mr. Smith is a general partner and 15,000 shares held by Prescott Investors' Employee Profit Sharing Plan, as to all of which Mr. Smith shares voting and investment power and 16,967 shares held by Mr. Smith personally. A portion of the information for Prescott Investors, is taken from its amended
    Schedule 13D dated August 3, 1990.
(4) The information for Bank of Boston Corporation ("BOB") is taken from its
    Schedule 13G dated February 14, 1997. Through its subsidiary, Bank of Boston Connecticut, BOB has sole voting power with respect to 275,430 shares, shared voting power with respect to 428,712 shares, sole dispositive power with respect to 208,003 shares and shared dispositive power with respect to 406,620 shares.
(5) The information for Vanguard Primecap Fund, Inc. is taken from its
    Schedule 13G dated February 10, 1997.
(6) Includes 30,500 shares held by MacDermid's Profit Sharing and Employee Stock Ownership plans, 22,500 shares which are subject to restrictions on transfer until May 30, 1998, 35,000 shares which are subject to restrictions on transfer until May 18, 1999 under the terms of the Special Stock Purchase Plan and 210,000 shares which may be acquired upon exercise of options granted under the Special Stock Purchase Plan. Also includes 13,194, 9,861, and 13,496 shares which are subject to restrictions on transfer until August 1, 1999, May 14, 2000 and May 14, 2001 respectively under the terms of the MacDermid 1995 Equity Incentive Plan. Includes 24,901 shares held in trust by Mr. Leever for his sons and 1,130 shares owned by his spouse, as to all of which Mr. Leever disclaims beneficial interest. This also includes 406,620 shares held by certain trusts established by Mr. Harold Leever, of which Mr. Daniel Leever is co-trustee. Mr. Leever has sole investment and voting power.
(7) Includes 406,620 shares held by certain trusts established by Mr. Harold Leever, of which Mr. Thomas Leever is co-trustee.
(8) The beneficial owners of these shares generally have sole voting and investment power. Includes 803,423; 59,873; 93,695; 11,443; and 20,350 shares of Common Stock reported for Daniel H. Leever and Messrs. LoVetere, Pfaff, Bolingbroke and Janssen, respectively, and 173,862 shares of Common Stock beneficially owned by 12 officers as a group in MacDermid's Profit Sharing and ESOP Plans. Also includes 210,000 shares of Common Stock which may be acquired upon exercise of options granted to Mr. Leever and 210,000 shares of Common Stock in the aggregate which may be acquired upon exercise of options granted to the officers through MacDermid's Special Stock Purchase Plan.
(9) Includes 77,500, 57,500 and 6,500 shares of Common Stock for Messrs. Leever, Pfaff and Janssen, respectively, which are subject to restrictions on transfer under the Special Stock Purchase Plan, and 36,551, 9,238, 8,106, and 2,149 and 2,332 shares of Common Stock for Messrs. Leever, LoVetere, Pfaff, Janssen and Bolingbroke respectively, which are subject to restrictions on transfer under MacDermid's 1995 Equity Incentive Plan.

                                      (4)

                                  PROPOSAL 1.

               PROPOSAL TO AMEND MACDERMID'S CHARTER TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

  The Board of Directors has approved a proposal to amend MacDermid's Charter to increase the number of authorized shares of Common Stock from 20 million to 75 million. The amendment to the Charter as proposed is included as Appendix A to this Proxy Statement. If approved by the shareholders the proposed amendment will become effective upon the filing of a certificate of amendment with the Secretary of State of Connecticut which will occur as soon as reasonably practical.

                 INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

  The Board of Directors believes that it is in MacDermid's best interest to increase the number of authorized shares of Common Stock in order to have additional authorized but unissued shares available for issuance to meet business needs as they arise. The Board of Directors believes that the availability of such additional shares will provide MacDermid with the flexibility to issue Common Stock for possible future financing, stock dividends or distributions, acquisitions, stock option plans or other corporate purposes which may be identified in the future by the Board of Directors without the possible expense and delay of a special shareholder's meeting. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for shareholders who do not purchase additional shares to maintain their pro rata interest in MacDermid, on such shareholders' percentage voting power.

  The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, without further action by MacDermid's shareholders, except as may be required by applicable law or by the rules of the NASDAQ Stock Market or any other stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares shall have the same rights as the outstanding shares of Common Stock. Holders of Common Stock have no preemptive rights.

  MacDermid has no arrangements, agreements or understandings at the present time for the issuance or use of the additional shares of Common Stock proposed to be authorized except that MacDermid may consider a stock split if conditions are appropriate. The Board of Directors does not intend to issue any Common Stock except on terms which the Board deems to be in the best interest of MacDermid and its then-existing shareholders. Any future issuance of Common Stock will be subject to the rights of holders of outstanding shares of any preferred stock which MacDermid may issue in the future.

  Although MacDermid has no present intention to issue shares of Common Stock in the future in order to make acquisition of control of MacDermid more difficult, future issuances of Common Stock could have that effect. For example, the acquisition of shares of Common Stock by an entity in order to acquire control of MacDermid might be discouraged through the public or private issuance of additional shares of Common Stock, since such issuance would dilute the stock ownership of the acquiring entity. Common Stock could also be issued to existing shareholders as a dividend or privately placed with purchasers who might side with the Board of Directors in opposing a takeover bid, thus discouraging such a bid.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                      (5)

                                  PROPOSAL 2.

         PROPOSAL TO AMEND MACDERMID'S CHARTER TO PROVIDE FOR WRITTEN
          SHAREHOLDER ACTION BY LESS THAN UNANIMOUS CONSENT PURSUANT
        TO THE PROVISIONS OF SECTION 33-698 OF THE CONNECTICUT BUSINESS
                                CORPORATION ACT

  The Board of Directors has approved a proposal to amend MacDermid's Charter to provide for written shareholder action by less than unanimous consent pursuant to the provisions of Section 33-698 of the Connecticut Business Corporation Act. The amendment to the Charter as proposed is included as Appendix A to this Proxy Statement. If approved by the shareholders, the proposed amendment will become effective upon the filing of a certificate of amendment to MacDermid's Charter with the Secretary of State of Connecticut, which will occur as soon as reasonably practicable.

     AUTHORIZATION BY WRITTEN CONSENT OF LESS THAN ALL OF THE SHAREHOLDERS

  The Board of Directors believes that it is in MacDermid's best interest to amend its Charter such that it will specifically provide for written shareholder action by consent of no less than a majority of the shares of MacDermid capital stock issued and entitled to vote thereon. The Board of Directors believes that this amendment will provide a cost-effective and efficient means for accomplishing corporate actions which require the authorization of the shareholders. MacDermid has no immediate plans to engage in any transactions requiring shareholder approval.

  Providing for written consent of less than all of the shareholders may make it easier for a person to acquire control of MacDermid due to (i) the decreased costs resulting from the the abolition of the requirement to call and conduct a shareholders meeting and (ii) the expeditious and immediate manner in which shareholder votes may be solicited.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                                      (6)

                                 MISCELLANEOUS

  The Board of Directors knows of no matters other than those referenced in the Notice of Special Meeting which are to be brought before the Meeting. However, if any other matters are properly presented, it is the intention of the persons named in the Proxy to vote the Proxy in accordance with their best judgment.

  It is important that Proxies be returned prior to the Meeting. Shareholders are urged to sign and date the enclosed Proxy and promptly return it in the enclosed envelope.

                              WHERE YOU CAN FIND
                               MORE INFORMATION

  The Securities and Exchange Commission (the "SEC") allows MacDermid to "incorporate by reference" information into this Proxy Statement already filed with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement except for any information superseded by information in this Proxy Statement. The Proxy Statement incorporates by reference the following documents previously filed with the SEC: (1) Annual Report on Form 10-K for the fiscal year ended March 31, 1997 and (2) Quarterly Report on Form 10-Q for fiscal quarter ended June 30, 1997. MacDermid is also incorporating by reference additional documents filed with the SEC between the date of this Proxy Statement and the date of the meeting of the shareholders on December 1, 1997.

                                                             JOHN L. CORDANI
                                                             Corporate Secretary

October 27, 1997

MACDERMID, INCORPORATED WILL PROVIDE WITHOUT CHARGE, TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, A COPY OF ITS ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED MARCH 31, 1997, ITS QUARTERLY REPORT ON FORM 10-Q FOR THE FISCAL QUARTER ENDED JUNE 30, 1997 AND ANY ADDITIONAL DOCUMENTS FILED BY MACDERMID WITH THE SEC BETWEEN THE DATE OF THIS PROXY STATEMENT AND DECEMBER 1, 1997, THE DATE OF THE MEETING. SUCH REQUEST SHOULD BE DIRECTED TO JOHN L. CORDANI, CORPORATE SECRETARY, MACDERMID, INCORPORATED, 245 FREIGHT STREET, WATERBURY, CONNECTICUT 06702-0671 (PHONE
NUMBER: 203-575-5646).

393177

                                      (7)

                                                                     APPENDIX A

                           CERTIFICATE OF AMENDMENT
                                      OF
                            MACDERMID, INCORPORATED

1. That the Restated Certificate of Incorporation of the Company be amended by striking out the number "20,000,000" in Section Fourth and replacing such number with "75,000,000."

2. That the Restated Certificate of Incorporation be amended to provide for the addition of the following provision:

     "Any action required by law to be taken at an annual or special meeting of the stockholders, or any action which may be taken at an annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, however, that in no event shall such minimum number of votes constitute less than a majority of such shares."